Exhibit 10.2

***Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) is the type that the company treats as private or confidential. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit.***

First Amendment To Master License Agreement

This First Amendment to Master License Agreement (this “Amendment”) is dated as of September 6, 2014 by and between Metabasis Therapeutics, Inc., a Delaware corporation organized having its place of business at 11119 North Torrey Pines Road, Suite 200, La Jolla, CA 92037 (including its successors and permitted assigns, “Metabasis”) and Ligand Pharmaceuticals Incorporated, a Delaware corporation organized having its place of business at 11119 North Torrey Pines Road, Suite 200, La Jolla, CA 92037 (including its successors and permitted assigns, “Ligand”) on one hand, and Viking Therapeutics, Inc., a Delaware corporation organized having its place of business at 11119 North Torrey Pines Road, Suite 50, La Jolla, CA 92037 (including its successors and permitted assigns, “Viking,” and together with Ligand and Metabasis, the “Parties”).

This Amendment amends and modifies that certain Master License Agreement, between Metabasis and Ligand on the one hand and Viking on the other hand, dated May 21, 2014 (the “Agreement”), as follows:

1.
Schedule 6 of the Agreement shall be replaced in its entirety with the Amended Schedule 6 attached hereto. As of immediately prior to the consummation of any Financing Transaction, Viking will take all steps necessary, including without limitation any repurchase, recapitalization, reclassification, stock split, reverse stock split or similar transaction, necessary to effectuate the provisions of Schedule 6.
2.
All of the other provisions of the Agreement shall remain in full force and effect.
3.
This Amendment may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile or a portable document format (PDF) copy of this Amendment, including the signature pages, will be deemed an original.

[Signatures Follow]

IN WITNESS WHEREOF, the Parties have caused this First Amendment to Master License Agreement to be executed and delivered by their respective duly authorized officers as of the day and year first above written.

Metabasis Therapeutics, Inc. By: /s/ Charles Berkman Name: Charles Berkman Title: VP and Secretary	Viking Therapeutics, Inc. By: /s/ Brian Lian Name: Brian Lian Title: President and CEO
Ligand Pharmaceuticals Incorporated By: /s/ Charles Berkman Name: Charles Berkman Title: VP, General Counsel & Secretary

Amended Schedule 6

Issuance of Viking Securities

Licensed Program	Viking Securities to be Issued To:	Dollar Amount of Viking Securities to be Issued:	Number of Shares of Viking Securities
DGAT-1 Program	Metabasis	[…***…]	(1)
EPOR Program	Ligand	[…***…]	(1)
SARM Program	Ligand	[…***…]	(1)
TR-Beta Program	Metabasis	[…***…]	(1)
FBPase Program	Metabasis	[…***…]	(1)
TOTAL		$29,000,000

** Includes the Exercise Fee

(1) The aggregate number of shares of Viking Securities issued to Ligand and/or Metabasis (collectively) pursuant to Section 5.1(b) and this Schedule 6 shall be as follows.

(a) In the event the valuation of the Company as of immediately prior to the Financing Transaction, based on the number of shares of capital stock of Viking outstanding calculated on a Fully-Diluted Basis (as defined below) as of immediately prior to the Financing Transaction (and prior to giving effect to the issuance of any shares of Viking Securities in the Financing Transaction) (the “Pre-Money Valuation”), is up to or equal to […***…], the aggregate number of shares of Viking Securities issued to Ligand and Metabasis (collectively) pursuant to this Agreement shall be equal to:

[…***…]

For purposes of this Amended Schedule 6, “Fully-Diluted Basis” means the total number of shares that (i) includes (A) all then-outstanding shares and shares issuable under then-outstanding equity awards and warrants (if any) as of immediately prior to the Financing Transaction (and prior to giving effect to the issuance of any shares of Viking Securities in the Financing Transaction), (B) shares (and options to purchase shares) issuable pursuant to consulting agreements then in effect, (C) shares issuable to holders of then-outstanding convertible notes (but excluding convertible notes held by Ligand) and (D) any outstanding shares of common stock issued prior to the Financing Transaction, as may be adjusted pursuant to any repurchase, recapitalization, reclassification, stock split, reverse stock split or similar transaction, as well as the shares of Viking Securities to be issued to Ligand pursuant to Section 5.1(b) of the Agreement and this Schedule 6, and (ii) excludes (W) shares of common stock issuable pursuant to employment agreements and employee offer letters then in effect, (X) any other shares of common stock and equity awards issued or issuable in, upon or following the closing of the Financing Transaction, (Y) shares reserved pursuant to Viking’s equity incentive plan (unless the shares are subject to an award outstanding under the plan as of immediately prior to the Financing Transaction), and (Z) shares reserved pursuant to Viking’s employee stock purchase plan.

For the purposes of the dollar amounts, the shares of Viking common stock shall be valued at the price per share provided in Section 5.1(b) (in the case of an initial public offering, the IPO Price per share to the public as defined in Section 1.38 of the Agreement).

For example, if the Pre-Money Valuation is equal to […***…], Ligand would be entitled to […***…], or approximately […***…], of the total […***…], while the other holders of Viking Securities would be entitled to […***…], or approximately […***…], of the total […***…]; if the total […***…], is equal to […***…], and the price per share in the Financing Transaction is […***…] per share, then in this example Ligand would receive […***…] shares under this Agreement and the other holders of Viking Securities would hold […***…] shares as of immediately prior to the Financing Transaction.

(b) In the event the Pre-Money Valuation is greater than […***…], the aggregate number of shares of Viking Securities issued to Ligand and Metabasis (collectively) pursuant to this Agreement shall be equal to:

[…***…]

For the purposes of the dollar amounts, the shares of Viking common stock shall be valued at the price per share provided in Section 5.1(b) (in the case of an initial public offering, the IPO Price per share to the public as defined in Section 1.38 of the Agreement).

Example 1: For example, if the Pre-Money Valuation is equal to […***…], Ligand would be entitled to […***…] of the Pre-Money Valuation, plus […***…] of the Pre-Money Valuation above […***…] which totals […***…] of the […***…] Pre-Money Valuation, or approximately […***…] of the total […***…]. The other holders of Viking Securities, on the other hand, would be entitled to […***…] of the Pre-Money Valuation, plus […***…] of the Pre-Money Valuation above […***…], which totals […***…] of the […***…] Pre-Money Valuation, or approximately […***…] of the total […***…]; if the total […***…]

[…***…], is equal to […***…], and the price per share in the Financing Transaction is […***…] per share, then in this example Ligand would receive […***…] shares under this Agreement and the other holders of Viking Securities would hold […***…] shares as of immediately prior to the Financing Transaction.

Example 2: For example, if the Pre-Money Valuation is equal to […***…], Ligand would be entitled to […***…] of the Pre-Money Valuation, plus […***…] of the Pre-Money Valuation above […***…], which totals […***…] of the […***…] Pre-Money Valuation, or approximately […***…] of the total […***…]. The other holders of Viking Securities, on the other hand, would be entitled to […***…] of the Pre-Money Valuation, plus […***…] of the Pre-Money Valuation above […***…], which totals […***…] million of the […***…] Pre-Money Valuation, or approximately […***…] of the total […***…]; if the total […***…], is equal to […***…], and the price per share in the Financing Transaction is […***…] per share, then in this example Ligand would receive […***…] shares under this Agreement and the other holders of Viking Securities would hold […***…] shares as of immediately prior to the Financing Transaction.